Exhibit 99.B(j)

Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees

SEI Institutional Investments Trust:

We consent to the use of our report dated July 30, 2013, incorporated herein by reference, for SEI Institutional Investments Trust, comprised of the Large Cap Fund, Large Cap Diversified Alpha Fund, Large Cap Disciplined Equity Fund, Large Cap Index Fund, Extended Market Index Fund, Small Cap Fund, Small Cap II Fund, Small/Mid Cap Equity Fund, U.S. Managed Volatility Fund, World Equity Ex-US Fund, Screened World Equity Ex-US Fund, Opportunistic Income Fund, Core Fixed Income Fund, High Yield Bond Fund, Long Duration Fund, Long Duration Corporate Bond Fund, Ultra Short Duration Bond Fund, Emerging Markets Debt Fund, Real Return Fund, Dynamic Asset Allocation Fund, and Multi-Asset Real Return Fund, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 27, 2013